Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

                  We consent to the incorporation by reference in this Amendment No. 4 to Registration Statement (No. 333-35215) of Genta Incorporated on Form S-3 of our report dated February 2, 2000, with respect to the consolidated financial statements of Genta Incorporated and its subsidiaries appearing in the Annual Report on Form 10-K of Genta Incorporated for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.



                                                     /s/ DELOITTE & TOUCHE LLP



Boston, Massachusetts
April 6, 2000